UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

Electronic Cigarettes International Group, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Ironwood Drive, Grand Rapids, MI 49534

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (616) 384-3272

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant’s Certifying Accountant

On January 15, 2015, Electronic Cigarettes International Group, Ltd. (the “Company”) agreed to engage Rehmann Robson LLC (“Rehmann”) as its registered public accounting firm, effective January 15, 2015. The decision to appoint Rehmann as the new registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors.

During the Company’s two most recent fiscal years and through January 15, 2015, the Company did not consult with Rehmann with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Appointment of Executive Chairman

On January 9, 2015, the Board of Directors (the “Board”) of the Company appointed Dan O’Neill as Executive Chairman of the Company, effective March 1, 2015. Mr. O’Neill will perform the services and duties that are normally and customarily associated with the Executive Chairman position, as well as other associated duties as the Company’s Board reasonably determines. The Board also appointed Mr. O’Neill as a member of the Board effective March 1, 2015, increasing the number of directors from nine to ten. Mr. O’Neill, as a director, will hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws.

Dan O’Neill, 62, was the President and Chief Executive Officer of WinSport Canada, Canada’s Winter Olympic training facility, from January 2011 through his appointment as the Company’s Executive Chairman. From June 2005 through December 2010, Mr. O’Neill was a private investor focusing on identifying acquisition opportunities. From June 2000 through June 2005, Mr. O’Neill was the President and Chief Executive Officer of Molson Inc., one of the world’s largest beer companies, and from March 1999 through June 2000, Mr. O’Neill was an executive Vice President for Molson Inc., and the President and Chief Operating Officer of Molson Canada. From January 1997 to March 1999, Mr. O’Neill was an Executive Vice President of the H.J. Heinz Company, and the President and Chief Executive Officer of Star-Kist Foods, Inc. Mr. O’Neill received a Masters in Business Administration from Queen’s University and a Bachelor of Arts from Carleton University in Canada.

Mr. O’Neill’s qualifications to serve on the Company’s Board include his vast executive experience.

Appointment of Chief Financial Officer

On January 9, 2015, Jim McCormick notified the Company that he would resign from his position as Chief Financial Officer of the Company, effective immediately. Mr. McCormick’s resignation was not as a result of any disagreement with the Company and he will continue to be employed by the Company in other positions.

On the same day, the Board appointed Phil Anderson as the Chief Financial Officer of the Company, effective immediately. Mr. Anderson will perform the services and duties that are normally and customarily associated with the Chief Financial Officer position as well as other associated duties as the Company’s Board or Executive Chairman reasonably determines.

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Phil Anderson, 47, was an independent advisor to Pinnacle Fund, a family office and predecessor hedge fund, from December 2006 through his appointment as Chief Financial Officer of the Company. At Pinnacle Fund, Phil oversaw investments in both public and private companies. Prior to joining Pinnacle Fund, Mr. Anderson was the director of research at Siar Capital, a family office specializing in micro- and small-cap public and private investments. Prior to his time spent with Siar Capital, Phil performed sell-side research at C.E. Unterberg and Ladenburg Thalmann. Mr. Anderson holds a Bachelor of Science from Ithaca College and a Masters of Business Administration from Hofstra University.

Employment Agreement with Mr. Anderson

On January 15, 2015, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Anderson. The Employment Agreement provides for an initial term of three years from the effective date with automatic two year extensions, unless terminated by Mr. Anderson or by the Company.

Pursuant to the terms of the Employment Agreement, the Company agreed to pay Mr. Anderson an annual base salary of $250,000, subject to annual review. Mr. Anderson is eligible for a targeted cash bonus of up to 50% of his base salary as well as an agreed multiple thereof, as approved by the Compensation Committee. Mr. Anderson is also entitled to participate in all of the Company’s benefit plans and equity-based compensation plans, which currently consists of the 2014 Long-Term Incentive Plan. The Employment Agreement also provides for the accelerated vesting of all outstanding equity awards held by Mr. Anderson upon the occurrence of a change of control of the Company.

Mr. Anderson will also receive 15,000,000 options, priced at $0.0473 per share to purchase shares of the Company’s common stock.  The options vest as follows: (i) 5,000,000 options are fully vested on the date of grant; (ii) 5,000,000 options vest on the first anniversary of the Employment Agreement; and (iii) the remaining 5,000,000 options vest on the second anniversary of the Employment Agreement; provided that Mr. Anderson must be employed by the Company on a vesting date in order to vest in that portion of the options. Once vested, the options shall remain exercisable throughout their ten year term, notwithstanding any termination of Mr. Anderson’s employment.

If Mr. Anderson terminates his employment for good reason, as defined in the Employment Agreement, or is terminated by the Company other than for cause, as defined in the Employment Agreement, the Company is required to pay him a lump sum consisting of his earned but unpaid base salary through the termination date, a pro-rata annual bonus, thirty-six months of base salary, and an amount equal to three times his annual bonus. In addition, all stock options, stock appreciation rights, restricted stock and performance shares he holds will immediately vest.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which are incorporated by reference herein.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. O’Neill or Mr. Anderson.

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Related Party Transactions

There are no related party transactions reportable under item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 8.01 Other Events

On January 14, 2015, the Company issued a press release (the “Press Release”) announcing the appointments of Mr. O’Neill as the Company’s new Executive Chairman and as a director and Mr. Anderson as the Company’s new Chief Financial Officer. A copy of the Press Release is attached hereto as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Phil Anderson, dated January 15, 2015
99.1	Press Release dated January 14, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2015		ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.
	By:	/s/ Brent D. Willis
Name: Brent D. Willis Title: Chief Executive Officer